UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 26th, 2018, Limoneira Lewis Community Builders, LLC, a joint venture which Limoneira Company (the “Company”) owns 50% of the interests in (the “Joint Venture”), entered into an unsecured Line of Credit Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (“Lender”) and a Promissory Note with Lender (the “Note”, and together with the Loan Agreement, the “Loan Documents”), both dated February 22nd, 2018. The Loan Documents provide for a loan to the Joint Venture from the Lender in the amount of $45,000,000 (the “Loan”). The Loan matures on February 22, 2020, with an option for the Joint Venture to extend the maturity until February 22, 2021, subject to certain conditions. The balance of the Loan is subject to a fluctuating interest rate equal to the LIBOR daily floating rate for that day plus two hundred eighty-five (285) basis points. The Loan Documents include customary default provisions that provide should an event of default occur, the Lender, at its option, may accelerate the maturity of the Loan and declare the unpaid principal balance and accrued but unpaid interest, and all other amounts payable in connection therewith, at once due and payable. The Joint Venture may prepay any amounts outstanding under the Loan Documents without penalty. The loan is considered to be an Off-Balance Sheet Arrangement by the Company.

Additionally, the obligations under the Loan Documents are guaranteed by a Guaranty Agreement (the “Guaranty”), dated February 22, 2018, executed by Richard A. Lewis, individually and as Trustee of the Richard A. Lewis Revocable Trust u/d/t dated August 16, 2004 , Robert E. Lewis, individually and as Trustee of the Robert E. Lewis Revocable Trust u/d/t dated August 17, 2004, Roger G. Lewis, individually and as Trustee of the Roger G. Lewis Revocable Trust u/d/t dated August 20, 2004, Randall W. Lewis, individually and as Trustee of the Randall W. Lewis Revocable Trust u/d/t dated September 1, 2006, and the Company, each as guarantors thereto, on February 26th, 2018.

The foregoing summaries of the Loan Agreement, the Note and the Guaranty are qualified in its entirety by reference to the text of the Supplement, which are filed hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Line of Credit Loan Agreement, by and between Limoneira Lewis Community Builders, LLC and Bank of America, N.A., dated February 22, 2018.
10.2	Unsecured Promissory Note, by and between Limoneira Lewis Community Builders, LLC and Bank of America, N.A., dated February 22, 2018.
10.3	Guaranty Agreement, by and among Richard A. Lewis, individually and as Trustee of the Richard A. Lewis Revocable Trust u/d/t dated August 16, 2004 , Robert E. Lewis, individually and as Trustee of the Robert E. Lewis Revocable Trust u/d/t dated August 17, 2004, Roger G. Lewis, individually and as Trustee of the Roger G. Lewis Revocable Trust u/d/t dated August 20, 2004, Randall W. Lewis, individually and as Trustee of the Randall W. Lewis Revocable Trust u/d/t dated September 1, 2006, and Limoneira Company, dated February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2018	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary